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        [LETTERHEAD OF READ, MARTIN, SLICKMAN
         & SHEATS APPEARS HERE]




                                                      [LOGO OF RMS APPEARS HERE]


First Federal Savings Bank
Calhoun, Georgia

Dear Sirs:

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated October 29, 1993, relating to the financial statements of First Federal Savings Bank, Calhoun, Georgia, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                              /s/ READ, MARTIN, SLICKMAN & SHEATS, CPA'S


Rome, Georgia
February 15, 1994


                                 Exhibit 23(d)
                                    1 of 1